SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SIERRA PACIFIC RESOURCES

(Name of Registrant as Specified In Its Charter)

N/A

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Walter M. Higgins

Chairman, President

and Chief Executive Officer	March 31, 2004

To Our Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2004 Annual Meeting of the Stockholders of Sierra Pacific Resources, which will be held at 10:00 a.m., Pacific Daylight time, on Monday, May 3, 2004, at Harrah’s Hotel/Casino, 219 North Center Street, Reno, Nevada. The formal notice of the Annual Meeting is set forth on the next page.

The matters to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be made available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2003 financial results and the steps we have taken to deal with the several financial and regulatory challenges we have faced during the past year. Refreshments will be provided before and after the meeting.

Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Statement. Regardless of the number of shares you own, please execute your proxy card and promptly return it to us in the postpaid envelope.

We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy card as soon as possible.

Sincerely,

SIERRA PACIFIC RESOURCES

6100 Neil Road

Reno, Nevada 89511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Pacific Resources will be held at Harrah’s Hotel and Casino, 219 North Center, Reno, Nevada, on Monday, May 3, 2004, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect three (3) members of the Board of Directors to serve until the Annual Meeting in 2007, and until their successors are elected and qualified;

2.	To approve a renewal of the Executive Long-Term Incentive Plan;

3.	To adopt a shareholder proposal requesting Directors to submit to shareholder vote at the earliest practicable time any decision to maintain, continue, or adopt a Shareholder Rights Plan; and

4.	To transact such other business as may properly come before the meeting, and any or all adjournments thereof;

all as set forth in the Proxy Solicitation Statement accompanying this notice.

Only holders of record of Common Stock at the close of business on March 19, 2003, will be entitled to vote at the meeting, and any or all adjournments thereof. The transfer books will not be closed.

Your continued interest as a stockholder in the affairs of your Company, its growth, and development is greatly appreciated by the Directors, officers, and employees who serve you.

By Order of the Board of Directors

ERNEST E. EAST, Secretary

DATED:             March 31, 2004

IF YOU ARE A HOLDER OF COMMON STOCK OF THE COMPANY AND DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, IT WILL BE HELPFUL TO US IF YOU WILL READ THE ACCOMPANYING PROXY STATEMENT, THEN MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, AS EARLY AS POSSIBLE.

We thank you for your cooperation.

Mailing Address:	P.O. Box 30150 Reno, Nevada 89520-3150

SIERRA PACIFIC RESOURCES

6100 Neil Road

Reno, Nevada 89511

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

General

This proxy statement is furnished to the holders of Common Stock of Sierra Pacific Resources (hereinafter referred to as the “Company” or “SPR”) in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday, May 3, 2004, beginning at 10:00 a.m. Pacific Standard Time, at Harrah’s Reno. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Every properly signed proxy will be voted.

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by giving written notice to the Secretary of the Company, by sending a later-dated proxy, or by revoking it in person at the meeting.

The Company will bear the cost of solicitation of proxies by management, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Morrow & Co., Inc., will assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses. The proxy statement and the enclosed proxy will first be sent to Stockholders on or about March 31, 2004.

STOCK OUTSTANDING AND VOTING RIGHTS

Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 19, 2004 (the “record date”) will be entitled to vote at the meeting. There were 117,235,771 shares of Common Stock outstanding on the record date. Each share of Common Stock is entitled to one vote and a fraction of a share is entitled to the appropriate fraction of a share vote. Under the Company’s By-Laws, a majority of the shares issued and outstanding and entitled to vote will constitute a quorum, and a majority of the voting power of shares represented at the meeting will be sufficient to elect Directors, to approve the Executive Long-Term Incentive Plan, and to approve a proposal introduced by a shareholder to submit to shareholder vote as soon as reasonably practicable any decision to adopt, maintain, or extend any poison pill for the Company. Abstentions and broker non-votes will be counted for purposes of determining a quorum and the number of shares which will constitute a majority of the voting power represented at the meeting.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

The Board has determined that all directors except Mr. Walter Higgins, who serves as Chief Executive Officer of the Company, meet the independence requirements under the New York Stock Exchange’s listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards. All Directors elected at the meeting will serve a three-year term ending at the Annual Meeting in 2007, and until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the three Nominees unless such authority has been withheld. If any Nominee becomes unavailable for any reason, which is not anticipated, the shares represented by the enclosed proxy may be voted for such other persons as may be selected by the Board of Directors of the Company, unless authority to vote for the nominee has been withheld. The affirmative vote of a majority of the voting power represented at the Annual Meeting will be necessary to elect each Nominee. Abstentions and broker non-votes will have the practical effect of withholding authority with respect to a Nominee. It has been the Company’s past practice, which is expected to continue, that all Directors shall personally attend the Annual Meeting of Shareholders and shall be available to meet and converse with shareholders in attendance.

The following information is furnished with respect to each Nominee for election as a Director and for each Director whose term of office will continue after the meeting.

Name of Director And Nominee	Age	Principal Occupation During Last 5 Years	Director Since

NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING IN 2007

James R. Donnelley	68	Director and past Chairman, PMP, Inc., a publishing/distribution company since 1992. Partner, Stet & Query, Ltd., a family-owned investment company. Director and retired Vice Chairman of the Board of R.R. Donnelley & Sons Company from 1990-2000. He is also Chairman of the Board of National Merit Scholarship Corporation.	1987

Walter M. Higgins	59	Chairman, President and Chief Executive Officer of the Company since August 8, 2000. Chairman, President and Chief Executive Officer of AGL Resources, Inc., from January 1998 to August 2000. Chairman, President and Chief Executive Officer of the Company from January 4, 1994, to January 14, 1998. He also served as President and Chief Operating Officer of Louisville Gas and Electric Company from 1991 to November 1993. He is also a Director of Aegis Insurance Services, Inc., the National Environmental Educational Training Foundation, the Edison Electric Institute, Western Energy Institute, and several not-for-profit organizations.	2000

John F. O’Reilly	58	Chairman and Chief Executive Officer of the law firm of O’Reilly & Ferrario, LLC, a full service law firm, since 1999. Chairman and Chief Executive Officer and/or Board member of various family-owned business entities. He is also a member of the Wells Fargo Nevada Community Board, the Board of Trustees of Loyola Marymount University, and various not-for-profit organizations, including, for example, the UNLV Foundation, UNLV International Gaming Institute, Nevada Development Authority, United Way of Southern Nevada, and the Las Vegas Chamber of Commerce.	1995

Name of Director	Age	Principal Occupation During Last 5 Years	Director Since

DIRECTORS WHOSE TERM EXPIRES IN 2005

Krestine M. Corbin	66	President and Chief Executive Officer of Sierra Machinery Incorporated since 1984 and a Director of that company since 1980.	1989

Clyde T. Turner	66	Chairman and CEO of Turner Investments, Ltd., a general-purpose investment company since 1998 and several special-purpose real estate development companies known as Spectrum Companies in Las Vegas, Nevada. Chairman and CEO of Mandalay Bay Group from 1994-1998. He is also a Director of St. Rose Dominican Hospital, CapCure, and Coast Resorts, Inc.	2001

Name of Director	Age	Principal Occupation During Last 5 Years	Director Since

DIRECTORS WHOSE TERM EXPIRES IN 2006

Mary Lee Coleman	66	President, Coleman Enterprises. She also serves on the Board of First Dental Health Inc.	1980

T.J. Day	54	Senior Partner, Hale Day Gallagher, a real estate brokerage and investment company. He is also a Director of the W.M. Keck Foundation.	1987

Jerry E. Herbst	66	Chief Executive Officer of Terrible Herbst, Inc., since 1968. He is a Director of Coast Resorts, Inc.	1990

All Directors of Sierra Pacific Resources are Directors of its wholly owned subsidiaries, Sierra Pacific Power Company and Nevada Power Company.

The Board of Directors recommends that you vote FOR the election of the nominees.

PROPOSAL NUMBER TWO

EXECUTIVE LONG-TERM INCENTIVE PLAN

The Board of Directors has approved and recommends that the stockholders approve a renewal of the Company’s Executive Long-Term Incentive Plan, as modified (the “LTIP” or “Plan”), which expired on December 31, 2003, and to authorize 7,750,000 shares of Common Stock to be available for grant under the renewed LTIP, issuable over a ten-year period.

The original plan was approved by shareholders in 1994 and amended by shareholders in 2001 to increase the number of shares available for grant under the plan.

Following are some of the key features of the LTIP:

•	The LTIP is administered by the Compensation Committee, which is comprised solely of independent directors.

•	The aggregate number of Common Stock authorized to be issued over the 10-year duration of the LTIP is 7,750,000, inclusive of and not in addition to, 650,000 shares which remain unissued under the expired Plan, and inclusive of and not in addition to 600,000 shares of performance-based phantom stock currently granted to Walter Higgins under his employment contract, to be exchanged for an opportunity to earn 600,000 shares of performance-based stock in the event the LTIP is approved by Shareholders. See Long-Term Incentive Plan Awards in last fiscal year for more information.

•	There are caps on amounts of restricted stock which can be issued under the LTIP as follows: only 30% of the authorized shares over the life of the LTIP may be used for Restricted Stock; only 25% may be issued to any one individual over the life of the LTIP, and no amount may be issued to any one individual which would exceed whatever limitations may be imposed under Section 162(m) of the Internal Revenue Service Code (“Code”) for any one individual in one year.

•	The exercise price of options may not be less than the fair market value of the Common Stock on the date of the grant.

•	Options may not be repriced after the date of the grant without shareholder approval, except as provided under the Plan for stock splits, recapitalization, and similar events.

•	Performance goals are used for performance-based awards and shall be for a minimum of one year in duration, except in cases where specified targets are satisfied early, in which case an award can be accelerated, but not for a period of less than six months.

•	Options have a minimum vesting period of one year and Restricted Stock has a minimum holding period of one year.

•	The complete text of the 2003 LTIP is set forth in Appendix A. The following summary of the material features of the 2003 Stock Option Plan is qualified in its entirety by the reference to Appendix A.

There remain unissued under the LTIP as previously amended approximately 650,000 shares which are included in and not in addition to the 7,750,000 shares to be made available for grant under the terms of the renewed LTIP.

The purpose of the LTIP is to promote the success and enhance the value of the Company by aligning participants’ personal interests with those of the Company’s stockholders by rewarding long-term performance with equity, or equity-based compensation.

On February 9, 2004, the Board of Directors adopted a resolution renewing the LTIP on substantially the same terms and conditions as it existed prior to its expiration in 2003, subject to stockholder approval, and to establish the total number of shares authorized for issuance thereunder at 7,750,000. If the renewed LTIP is approved, there will be 7,750,000 shares available for issuance under the LTIP. A copy of the LTIP as renewed is attached as Appendix A to this Proxy Statement.

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s Common Stock represented at the annual meeting is required to approve the renewal of the LTIP, as modified.

The Board of Directors recommends that the stockholders vote FOR the approval of the renewal of the LTIP.

Summary of Material Provisions of the LTIP

The following is a summary of the material provisions of the LTIP as renewed by Proposal No. 2, which is qualified in its entirety by reference to the LTIP, a copy of which is attached as Exhibit A to this Proxy Statement. Defined terms not otherwise defined in this summary shall have the meaning ascribed to such terms in the LTIP.

Administration of the Plan. The LTIP is administered by the Compensation Committee of the Company’s Board of Directors (which consists exclusively of outside Directors meeting the independence requirements of the NYSE) or by such other committee consisting of exclusively independent Directors of not less than two appointed by the Board of Directors (the “Committee”). The Committee will be comprised solely of Directors qualified to administer the LTIP pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Code.

Shares Subject to the Plan Over a 10-Year Period. The LTIP authorizes the grant over 10 years of up to 7,750,000 shares of the Company’s Common Stock, in the form of grants more fully described below and subject to whatever limitations in the types of grants which may presently exist or be adopted or imposed by requirements of the SEC or the NYSE.

If any corporate transaction occurs which causes a change in the Company’s capitalization, the Committee shall make such adjustments to the number and class of Shares delivered, and the number and class and/or price of Shares subject to outstanding awards granted under the LTIP as appropriate and equitable to prevent dilution or enlargements of participants’ rights.

Eligibility and Participation. Employees eligible to participate in the LTIP include officers and key employees of the Company and its subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees. To meet the requirements of Section 162(m) of the Code, there are several generally more restrictive LTIP provisions that apply only to “Named Executive Officers,” as defined in the LTIP. At this time, the approximate number of Employees eligible to participate under the LTIP is 17.

Amendment and Termination of the Plan. In no event may any award under the LTIP be granted on or after January 1, 2014. The Board may amend, modify or terminate the LTIP at any time; provided that no amendment requiring shareholder approval for the LTIP to continue to comply with Rule 16b-3 under the Exchange Act or the listing standards of the NYSE shall be effective unless approved by stockholders, and no amendment, termination or modification shall materially and adversely affect any outstanding award without the consent of the Participant. No amendment without shareholder approval shall be permitted to increase the number of shares authorized for issuance under the LTIP, except in cases of recapitalization of the Company, and no amendment without shareholder approval shall be permitted to reprice options granted or awarded to Participants. The Committee may otherwise amend an award if such amendment would or could otherwise be permitted as an amendment to the Plan but in no event may such an amendment be permitted without the consent of the Participant granted an award if such amendment would materially adversely affect the rights or benefits of such Participant in the award.

Awards under the LTIP

Stock Options. The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), or a combination thereof under the LTIP. The option price for each such grant of Options shall be at least equal to 100% of the fair market value of a share of the Company’s stock on the date the Option is granted. Options shall expire at such times as the Committee determines at the time of grant; provided, however, that no Option is exercisable later than the tenth (10th) anniversary of its grant. Simultaneous with the grant of an Option, a Participant may receive dividend equivalents, which entitle the Participant to a contingent right to receive the value of the dividend paid with respect to the number of shares held under Option from the date of grant to the date of exercise. The value of such dividend equivalent shall accrue, and shall be paid, in cash, only in the event the fair market value of the Option share exceeds the option price on the exercise date. The Committee may not reprice Options previously awarded without obtaining the consent of shareholders.

Options granted under the LTIP shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve; provided that no Option may be exercisable prior to one year following its grant. The Option exercise price is payable in cash, in shares of Common Stock of the Company having a fair market value equal to the exercise price, or in a combination of cash and shares. The Committee may allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board’s Regulations, subject to applicable securities laws.

Options may only be transferred under the laws of descent and distribution and during the Participant’s lifetime shall be exercisable only by the Participant or his or her legal representative. Each Option Award Agreement shall specify the Participant’s rights in the event of termination of employment.

Stock Appreciation Rights (“SARs”). SARs granted under the LTIP may be in the form of Freestanding SARs, Tandem SARs, or a combination thereof, and the maximum number of stock options or SARs which may be granted to any one Participant shall be limited by all applicable SEC and NYSE requirements as well as Section 162(m) of the Code. The grant price of a Freestanding SAR shall be equal to the fair market value of a share of Common Stock on the date of grant. The grant price of a Tandem SAR shall be equal to the option price of the related Option. No SAR granted under the LTIP may be exercisable prior to one (1) year following its grant. The term of any SAR granted under the LTIP shall be determined by the Committee, provided that such term may not exceed ten (10) years.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee. A Tandem SAR may be exercised only with respect to the shares of Common Stock of the Company for which its related Option is exercisable. Tandem SARs granted in connection with an ISO shall expire no later than the expiration of the ISO, the value of the payout for such SARs may be no more than one hundred percent (100%) of the difference between the ISO Option Price and the fair market value of the shares subject to such ISO at exercise, and may be exercised only when the fair market value of the shares subject to the ISO exceeds the ISO Option Price.

Upon exercise, a Participant will receive the difference between the fair market value of a share of Common Stock on the date of exercise and the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment due upon exercise may be in cash, in shares having a fair market value of the SAR being exercised, or in a combination of cash and shares, as determined by the Committee. The Committee may impose such restrictions on the exercise of SARs as may be required to satisfy the requirements of Section 16 of the Exchange Act.

SARS may only be transferred under the laws of descent and distribution and during the Participant’s lifetime shall be exercisable only by the Participant or his or her legal representative. Each SAR Award Agreement shall specify the Participant’s rights in the event of termination of employment.

Restricted Stock. Restricted Stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee but Restricted Stock grants are not to exceed an aggregate of 30% of the total amount of shares authorized for issuance during the life of the Plan, and not to exceed 25% in the aggregate for any one individual over the life of the Plan, and not to exceed for any individual in any single year whatever limitations may be imposed by Section 162(m) of the Code. The Committee shall impose such other conditions and/or restrictions on any shares of Restricted Stock as it deems advisable, subject to whatever limitations may be imposed by requirements of the SEC, NYSE, or Section 162(m) of the Internal Revenue Code (“Code”).

Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable restriction period or upon earlier satisfaction of such other conditions specified by the Committee; provided, however, that in no event may Restricted Stock granted under the LTIP vest and become alienable prior to one (1) year following the date of its grant.

Participants holding Restricted Stock may exercise full voting rights with respect to those shares during the restriction period, and shall be credited with regular cash dividends paid with respect to such shares. Dividends or distributions credited during the restriction period shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. All dividends credited shall be paid within forty-five (45) days following the full vesting of the shares of Restricted Stock to which such dividends or other restrictions relate. The Committee shall establish vesting period procedures applicable in the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) of the Exchange Act.

Each Award Agreement shall specify the Participant’s right to receive unvested Restricted Shares in the event of death, disability, change of control, or termination of employment.

Performance Shares and Performance Units. Performance Share and Performance Unit awards may be granted in the amounts and subject to such terms and conditions as determined by the Committee. The Committee shall set performance goals which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number and/or value of Performance Units/Shares that will be paid out to Participants. Performance periods shall be for a minimum of 12 months duration, except in unusual circumstances when early achievement of pre-established targets can result in an accelerated payout, but in no event less than six months.

Participants shall receive payment of the value of Performance Shares/Units earned in cash and/or shares of Common Stock which have an aggregate fair market value equal to the value of the earned Performance Shares after the end of the applicable performance period, in such combination as the Committee determines. Such shares may be granted subject to any restrictions deemed appropriate by the Committee. Prior to the beginning of each performance period, Participants may elect to defer receipt of payout on such terms as the Committee deems appropriate and only if permitted by the Committee at the time and subject to their sole discretion. Participants shall be entitled to receive dividends declared with respect to Performance Shares earned in connection with Performance Unit/Share grants earned but not yet distributed, subject to the same restrictions as are applicable to dividends earned with respect to Restricted Stock, described above. At the discretion of the Committee, participants may be entitled to exercise voting rights with respect to such shares.

For purposes of grants to Named Executive Officers, performance measures shall be chosen from among alternatives, which the Committee, in its discretion, determines to be in the best interests of the Company achieving and promoting long-term shareholder value, including Total Shareholder Return relative to an appropriate index, Return on Invested Capital relative to target objectives; share earnings/earnings growth relative to target objectives; cash/cash flow growth relative to target objectives, market share, market growth, operational targets related to cost or industry standards, regulatory performance, credit standings, customer satisfaction measurements, revenue and revenue growth, cost and expense containment, and operating criteria. The Committee reserves the right to select other measurements or criteria to the extent permitted by NYSE Listing Standards or SEC rules to satisfy the requirements of performance. The maximum payout to any Named Executive Officer with respect to Performance Units and/or Performance shares granted in any one (1) fiscal year, which is not designed to qualify for the performance-based exception under Code Section 162(m), is one million dollars ($1,000,000).

In the event a Participant’s employment is terminated by reason of death, disability, or retirement during a performance period, the Participant shall receive a prorated payout of the Performance Units and Performance Shares at the same time as payments are made to Participants who did not terminate employment. In the event employment is terminated for any other reason, all Performance Units and Performance Shares shall be forfeited unless otherwise determined by the Board in its sole discretion.

Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A participant’s rights under the LTIP shall be exercisable only by the participant during his or her lifetime.

Incentive Stock. Subject to the limitations applicable to Restricted Stock, the Committee may grant other stock awards which may include, without limitation, the grant of shares based on certain conditions. The Committee may also grant the payment of cash based on performance criteria, and the payment of shares in lieu of cash under other Company incentive programs, in such manner and at such times as the Committee determines.

Change in Control. As of the effective date of a Change in Control, as defined in the LTIP, (i) any Option or SAR outstanding shall become immediately exercisable; (ii) any restriction periods and restrictions imposed on Restricted Stock shall lapse; (iii) the target payout opportunity attainable under outstanding Restricted Stock, Performance Units, Performance Shares and Incentive Stock shall be deemed to have been fully earned for the entire performance period(s); (iv) vesting of all Awards denominated in shares shall be accelerated; and (v) a pro rata portion of all targeted cash payout opportunities associated with cash-based awards shall be paid. There shall not, however, be any accelerated payout with respect to awards of Restricted Stock, Performance Units, Performance Shares and/or Incentive Stock granted less than six (6) months prior to the Change in Control. Subject to the terms of the LTIP, the Committee may, in its discretion, make any other modifications to any Awards as it deems appropriate before the effective date of such transaction.

Federal Income Tax Consequences. The following brief description of the tax consequences of awards under the LTIP is based upon present Federal tax laws and does not purport to be a complete description of the Federal tax consequences of the LTIP.

There are generally no Federal tax consequences either to the Participant or to the Company upon the grant of an Option. On exercise of an ISO, the Participant will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the Participant under the alternative minimum tax provisions of the Code. Generally, if the Participant disposes of shares acquired upon exercise of an ISO within two years of the date of grant or a year of the date of exercise, the Participant will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price or the gain on sale, if less. Otherwise the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Participant will be treated as capital gain or loss for the Participant, but will have no tax consequences for the Company. On exercise of a NQSO, the Participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price or the gain on sale.

The grant of a SAR or Performance Share award will not result in income for the Participant or a tax deduction for the Company. Upon the settlement of such a right or award, the Participant will recognize ordinary income equal to the fair market value of any shares of common stock and/or any cash received and the Company will be entitled to a tax deduction in the same amount. An award of Restricted Stock will not result in income for the Participant or in a tax deduction for the Company until such time as the shares are no longer subject to forfeiture (unless the Participant elects otherwise). At that time, the Participant generally will recognize ordinary income equal to the fair market value of the shares less any amount paid and the Company will be entitled to a tax deduction in the same amount. Dividends paid on forfeited restricted shares are treated as compensation for Federal tax purposes.

Under current Federal income tax law, Participants will realize ordinary income, as discussed above, in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the Participant, as discussed above, provided that the LTIP satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of compensation paid to certain corporate executives which is not “performance-based.” It is the Company’s intention that the LTIP be drafted and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Code.

New Plan Benefits. Pursuant to his employment agreement dated September 26, 2003, Mr. Higgins was granted 600,000 performance-based phantom shares which are to be replaced by performance-based restricted shares in the event that during the term shareholders approve an equity-based incentive plan that provides for restricted stock. Should the stockholders vote for the approval of the renewal of the LTIP, Mr. Higgins performance-based phantom shares of stock will be converted to performance-based restricted shares with a value opportunity if the performance targets are achieved of $4,404,000, as of December 31, 2003, based on a closing share price of $7.34 per share. The number and value of future grants under the LTIP are not determinable at this time. The per share closing price of our stock as of March 26, 2004 was $7.19.

The Board of Directors recommends that you vote FOR the Executive Long-Term Incentive Plan.

PROPOSAL NUMBER THREE

SUBMISSION OF RIGHTS AGREEMENT

TO SHAREHOLDER APPROVAL

Chris Rossi, P.O. Box 249, Boonville, California 95415, owner of 1,000 shares of the Company’s common stock, has advised the Company that he intends to submit the following proposal, which he has written and submitted verbatim below, for action at the Annual Meeting.

RESOLVED, Shareholders request that our Directors increase shareholders voting rights and submit the adoption, maintenance, or extension of any poison pill to a shareholder vote as a separate ballot item at the earliest possible shareholder election. Also once this proposal is adopted, any dilution or removal of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election.

This topic won an overall 60% yes-vote at 79 companies in 2003. I believe majority shareholder votes are a strong signal of shareholder concern on this topic. I do not see how our Directors could object to this proposal because it gives our Directors the flexibility to ignore our shareholder vote if our Directors seriously believe they have a good reason.

SUPPORTING STATEMENT OF MR. ROSSI

Pills Entrench Current Management

Poison pills entrench current management, even when it’s doing a poor job. Pills water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs. Pills prevent shareholders, and the overall market, from exercising their right to discipline management.

Poison Pill Negative

The key negative of poison ills is that pills can preserve management deadwood.

The Potential of a Tender Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

Diluted Stock

An anti-democratic management scheme [poison pill] to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

Like a Dictator

Poison pills are like a dictator who says, “Give up more of your freedom and I’ll take care of you. “Ultimately if you perform well you remain independent, because your stock price stays up.”

I believe our Directors could make a token response to this proposal – hoping to gain points in the new corporate governance rating systems. A response, which could still allow our directors to give a poison pill with not even a vote, would not substitute for this proposal.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, whose members have $2 trillion invested, called for shareholder approval of poison pills.

Director Confidence in our Management

I believe that, if our Directors take the steps to adopt this proposal, our Directors will signal their confidence that our management will be the best management to maintain shareholder value. I believe adoption would be an expression of our Directors’ confidence that our shareholder value will not become undervalued during their tenure.

COMPANY STATEMENT IN OPPOSITION TO PROPOSAL

The Company currently has in place a Shareholder Rights Agreement, or poison pill, which was submitted to and approved by shareholders when they approved the Company’s Plan of Reorganization and Merger with Nevada Power Company in 1999. The Shareholder Rights Agreement is due to expire in 2009. The Board adopted and the shareholders approved this Agreement in order to protect the Company’s Shareholders against unwelcome takeover attempts. The Board continues to believe that the shareholder Rights Agreement protects the Company’s shareholders because it permits the Board, in the exercise of its fiduciary duties, the time to carefully and rationally evaluate a takeover offer and to determine whether that offer adequately reflects the value of the Company and is in the best interests of its shareholders. The Company’s Shareholder Rights Agreement is not intended to prevent a bidder from making an offer to acquire the Company at a price and on terms that are in the best interests of the Company’s shareholders. However, where appropriate, the Shareholder Rights Agreement is intended to encourage a potential acquirer to negotiate directly with the Board and to provide the Board with the opportunity to explore other alternatives that may be available to the Company.

The Company’s Board is almost exclusively comprised of independent directors (only one insider Director) and, as an independent body, the Board is aware of the fiduciary duties it owes to shareholders which require it to act in the best interests of shareholders, free from self-interest. These fiduciary duties obligate the Board to review each and every takeover offer and to oppose those offers that would be unfair to shareholders. The Company’s Shareholder Rights Agreement is intended to strengthen the ability of the Board to maximize shareholder value and to protect shareholders from abusive takeover tactics, such as partial and two-tiered tender offers and creeping stock acquisitions, which do not treat all shareholders equally.

A recent report by the Investor Responsibility Research Center indicates that, as of the end of 2002, over 2,000 U.S. companies, including 60% of the S&P 500, have shareholder rights agreements in place. The same report cites several studies that have indicated that shareholder rights agreements do not harm shareholder value, but rather protect the interests of shareholders. For example, a 1997 study by the nationally recognized proxy solicitation firm and investor relations firm, Georgeson Shareholder, reviewed 319 takeover transactions between 1992 and 1996, and concluded that premiums paid to target companies that had shareholder rights agreements in place averaged eight percentage points higher than premiums for companies without shareholder rights agreements. The same Georgeson study concluded that the presence of a shareholder rights agreement did not increase the likelihood that an unsolicited takeover offer would be defeated, nor did such a plan reduce the likelihood that a company would be a takeover target.

A 1997 study by J.P. Morgan found that companies with shareholder rights agreements received approximately a 10% greater premium for their shareholders in takeover transactions than those without such plans (Wall Street Journal, “Heard on the Street – Sealed Air’s CEO Takes Holders’ View of ‘Poison Pills’” (April 28, 1999)). Another recent study by J.P. Morgan indicates that takeover premiums continue to be associated with companies with Shareholder rights agreements – since 1997, U.S. companies with a net worth in excess of $1 billion with Shareholder rights agreements in place received a median takeover premium of 35.9% compared to 31.9% in those companies without such plans (Business Week, “The Bids Sure Are Getting Hostile” (January 14, 2002)).

Nothing has changed since the Agreement’s adoption in 1999 to cause the Board to change the Board’s mind. The Board continues to believe that the Shareholder Rights Agreement protects Shareholders and will not preclude an offer to acquire the Company on terms that are fair and equitable to all Shareholders. The Shareholder Rights Agreement is not materially different from most other shareholder rights plans, and the Board believes that other shareholder rights plans have served their purpose to insure shareholder value in hostile takeovers. Moreover, our plan has no dead hand or doomsday provisions preventing the Board from exercising its discretion to redeem the pill in appropriate circumstances.

The Board recommends voting AGAINST this proposal.

DIRECTOR COMPENSATION

Each Non-Employee Director is paid an annual retainer of $30,000. In keeping with the Board’s policy to tie management and Director compensation to overall Company performance and to increase Director share ownership, the Non-Employee Director Stock Plan (“Plan”) approved by Shareholders in 1992 and reaffirmed by Shareholders in 2003 requires that a minimum of $20,000 of the annual retainer be paid in Common Stock of the Company. In accordance with the terms of the Plan, several Non-Employee Directors regularly elect to receive an even greater percentage in stock. The reason for instituting a minimum amount of annual retainer that Directors must take in Company Stock is to insure that all Directors will have a minimum of $100,000 worth of Company Stock after five years of service.

In addition to the annual retainer, Non-Employee Directors of the Company, its subsidiaries, and members of Board committees are paid $1,200 for each Board or Committee meeting attended, not to exceed two meeting fees per day regardless of the number of meetings attended. Members of the Audit Committee are paid $1,500 per meeting of the Audit Committee. Directors also receive a full meeting fee or partial meeting fee (depending on distance) for travel to attend meetings away from the Director’s home. In consideration for their additional responsibility and time commitments, Non-Employee Directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly, except for the Audit Committee Chair, who receives $2,500 quarterly in consideration for the considerable duties now imposed by that office.

The Company’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each Director was converted into “phantom stock” of the Company at its fair market value on May 20, 1996. The “phantom stock” is held in an account to be paid at the time of the Director’s departure from the Board in stock or cash at the discretion of the Board. All “phantom stock” earns dividends at the same rate as listed stock from the date of conversion and is deemed reinvested in additional shares of such stock at the price of the stock on the day of the dividend payment date.

BOARD AND COMMITTEE MEETINGS

The Board of Directors maintains the following standing committees: Audit, Compensation, Corporate and Civic Responsibility, Nominating and Governance, and Planning and Finance. The Board also establishes ad hoc committees for specific projects when required.

The Audit Committee was established in July 1992 to review and confer with the Company’s independent auditors and to review the Company’s internal auditing program and procedures and its financial statements to ensure that its operations and financial reporting are in compliance with applicable laws, regulations, and Company policies, including Sarbanes-Oxley. The Directors presently serving on the Audit Committee, all of whom are “independent,” are Mr. Turner (Chair), Ms. Corbin, and Messrs. Donnelley and O’Reilly. The Audit Committee met seven times in 2003. As discussed in the Report of the Audit Committee to Shareholders below, the membership and structure of the Audit Committee and its governing documents meet all the requirements of the SEC and the NYSE.

The Compensation Committee, formerly called the Human Resources Committee and renamed in August 2003, was formed in July 1999 and assumed the duties of the former Compensation and Organization Committee, which was formed in 1991. This Committee reviews Director and executive performance, and reviews and recommends to the Board any changes in Directors’ fees and compensation for all officers and executives of the Company. The Committee also oversees the Company’s pension and 401(k) benefit programs and oversees the appointment and discharge and monitors plan money managers. It also reviews and discharges the fiduciary duties delegated to the

Committee under the Company’s benefit plans. Pursuant to New York Stock Exchange rules, the Committee’s charter is posted on the Company’s website at www.sierrapacificresources.com. The Directors presently serving on the Compensation Committee are Mr. Donnelley (Chair), Ms. Coleman, and Messrs. Day, and Herbst. The Compensation Committee met four times in 2003. All members of the Compensation Committee are independent as defined in Sections 303A of the New York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company.

The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. Among its other duties, this Committee oversees the Company’s environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law, business standards of conduct, corporate giving, and legislative and governmental affairs. The Directors presently serving on the Corporate and Civic Responsibility Committee are Mr. Day (Chair), Mses. Coleman and Corbin, and Messrs. Donnelley, and Higgins. The Corporate and Civic Responsibility Committee met three times in 2003.

The Nominating and Governance Committee, which was formed in August 2003, assumed the appropriate duties formerly discharged by the Human Resources Committee. All members of the Nominating and Governance Committee are independent as defined in Section 303A of the York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid in the past and will continue to pay a fee. The Committee also considers candidates recommended by Stockholders. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of the Company within the time frame fixed by the Company’s Bylaws and as reported at the end of this proxy. The shareholder should include as much information as he or she deems appropriate for consideration by the Committee. The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Shareholders. The Committee also recommends appointments of Directors to Board Committees and reviews plans for management succession. Pursuant to New York Stock Exchange rules, the Committee’s charter is posted on the Company’s website at www.sierrapacificresources.com. The Directors presently serving on the Nominating and Governance Committee are Mr. Herbst (Chair), Ms. Coleman, and Messrs. Day and Turner. The Committee met one time in 2003, after it was formed in 2003. The Human Resources Committee, which formerly discharged the appropriate duties now assumed by the Nominating and Governance Committees, met four times in 2003.

The Planning and Finance Committee was formed in July 1999. This Committee reviews and recommends to the Board the long-range goals of the parent and subsidiary companies, and the type and amount of financing necessary to meet these goals. The Directors presently serving on the Planning and Finance Committee are Mr. O’Reilly (Chair), Ms. Corbin, and Messrs. Herbst, Higgins, and Turner. The Planning and Finance Committee met 13 times in 2003.

There were four regularly scheduled and 25 special meetings of the Board of Directors held during 2003. The aggregate meeting attendance of all members of the Board was 95% for Board and Committee meetings, and no Director attended less than 75% of all meetings of the Board of Directors or 75% of all Committees on which he or she served. Non-management Directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present. James Donnelley, an independent Director, presides over these Executive Sessions.

SUMMARY COMPENSATION TABLE

The following table sets forth information about the compensation of the Chief Executive Officer and each of the four most highly compensated officers for services in all capacities to SPR and its subsidiaries.

					Long-Term Compensation
		Annual Compensation			Awards		Payout
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Incentive ($) (d)	Other Annual Compen- sation ($) (e) (2)	Restricted Stock Awards ($) (f) (3)	Securities Under- lying Options/ SARs (#) (g) (4)	LTIP Payouts ($) (h)	All Other Compen- sation ($) (i) (5)

Walter M. Higgins	2003	$640,385	$325,500	$91,753	$837,540	—	$—	$472,830
Chairman of the Board, President, and	2002	$590,000	$—	$98,254	$—	123,900	$—	$188,218
Chief Executive Officer	2001	$590,000	$—	$70,970	$—	110,130	$—	$614,129

Donald L. Shalmy	2003	$311,539	$120,000		$250,424	—	$—	$21,089
President, Nevada	2002	$166,154	$—			25,000	$—	$29,645
Power Company

Michael W. Yackira (1)	2003	$276,923	$120,000		$248,384	30,000	$—	$256,257
Executive Vice President, Chief Financial Officer

Jeffrey L. Ceccarelli	2003	$257,308	$110,000		$223,146	—	$—	$23,901
President, Sierra	2002	$230,000	$—	$35,417	$—	34,500	$—	$21,999
Pacific Power Company	2001	$221,539	$—		$—	22,510	$—	$19,429

Victor H. Peña	2003	$248,077	$81,000		$170,867	—	$—	$22,712
Senior Vice President,	2002	$230,000	$—	$—	$—	25,880	$—	$20,402
Chief Administrative Officer	2001	$136,231	$—		$69,187	27,000	$—	$57,696

(1)	Michael W. Yackira was Executive Vice President of Strategy and Policy until December 2003, at which time he was appointed to the position of Executive Vice President and Chief Financial Officer.
(2)	The table below shows those executive perquisites that exceed 25% of the total perquisites listed in column (e) for each named executive.

Description	Walter M. Higgins

Cash in lieu of Forgone Vacation	$60,599

Tax, Memberships, Automobile & Other	$31,154

(3)	Restricted Stock Grants:
•	Upon his hire in 2001, Mr. Peña was awarded a grant of 4,300 restricted shares with dividend equivalents. At December 31, 2003, the value of the grant was $15,781 at $7.34 per share. The grant will vest over a four-year period at 25% per year. As of the end of 2003, 2,150 shares from this grant were issued to Mr. Peña, in accordance with the vesting schedule; the year-end value is calculated for the remaining 2,150 shares.
•	In 2000, and as part of his hiring incentive, Mr. Higgins’ employment contract provided for a restricted stock grant of 16,000 shares with dividend equivalents. At December 31, 2003, the remaining value of the grant was $51,380 at $7.34 per share. The grant vests over a four year period in the following manner:

September 2002	4,000 shares
September 2003	5,000 shares
September 2004	7,000 shares

As of the end of 2003, 9,000 shares from this grant have been issued to Mr. Higgins, in accordance with the vesting schedule; the year-end value is calculated for the remaining 7,000 shares.

•	In 2003, all outstanding performance shares granted to executives were converted into shares of restricted stock. As a result of this conversion and the normal execution of annual grants under the Long-Term Incentive Plan (issued based on a $10 conversion price), the restricted stock grants listed below were issued on January 1, 2003, to the named executives. These grants will vest over a four year period, with one third vesting in each of the years ended December 31, 2004, 2005, and 2006. The value of the grants is calculated at $7.34 per share.

Name	Shares Granted (#)	Grant Value ($)
Walter C. Higgins	126,900	$931,446
Donald L. Shalmy	37,943	278,502
Michael W. Yackira	37,634	276,234
Jeffrey L. Ceccarelli	33,810	248,165
Victor H. Peña	25,889	190,025

(4)	Upon his hire in January 2003, Mr. Yackira was awarded a nonqualifying stock option for 30,000 shares. The option price for this grant is $6.04, and the grant was 100% vested on the date of grant.

(5)	Amounts for All Other Compensation include the following for 2003:

Description	Walter M. Higgins	Donald L. Shalmy	Michael W. Yackira	Jeffrey L. Ceccarelli	Victor H. Pena

Company contributions to the 401k deferred compensation plan	$12,000	$9,500	$12,000	$12,000	$12,000

Company paid portion of Medical/Dental/Vision Benefits	$10,272	$3,804	$9,416	$10,272	$7,752

Imputed income on group term life insurance premiums paid by SPR	$3,612	$3,168	$1,012	$531	$1,522

Insurance premiums paid for executive term life policies	$6,495	$4,617	$1,134	$1,097	$1,438

Moving Expense Reimbursement			$139,672

Taxable Interest/Refund of Deferred Contributions	$28,928

Hiring Incentive			$93,023

Retention Incentive paid in connection with entering into new employment agreement	$333,333

Housing Allowance	$78,191

Total	$472,830	$21,089	$256,257	$23,901	$22,712

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table shows all grants of options to the named executive officers of SPR in 2003. Pursuant to Securities and Exchange Commission (SEC) rules, the table also shows the present value of the grant at the date of grant.

Name (a)	Number of Securities Underlying Options/SAR’s Granted (b) (1)	Percent of Total Options/SAR’s Granted to Employees in Fiscal Year (c)(2)	Exercise of Base Price ($/share) (d)	Expiration Date (e)	Grant Date Present Value (f) (3)

Michael W. Yackira 01/18/2003 Grant date	30,000	54.55%	$6.04	01/18/2013	$108,900

(1)	The terms of this grant are described in footnote 4 to the Summary Compensation Table.
(2)	The total number of nonqualifying stock options granted to all employees in 2003 was 55,000.
(3)	The hypothetical grant-date present values are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. The assumptions used in determining the option grant date present value listed above include the stock’s average expected volatility (46.97%), average risk free rate of return (4.64%), average projected dividend yield (0.00%), the stock option term (10 years), and an adjustment for risk of forfeiture during the vesting period (4 years at 3%). No adjustment was made for non-transferability.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information as to the value of the options held by the named executive officers at year-end measured in terms of the closing price of Sierra Pacific Resources common stock on December 31, 2003. None of the named executive officers exercised any options during 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the-money Options/SARs at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable

(a)	(b)	(c)(2)	(d)		(e)(1)

Walter M. Higgins	—	—	634,030	—	$—	$—
Donald L. Shalmy	—	—	25,000	—	$20,500	$—
Michael W. Yackira	—	—	30,000	—	$35,400	$—
Jeffrey L. Ceccarelli	—	—	83,150	—	$—	$—
Victor H. Peña	—	—	52,880	—	$—	$—

(e)(1)	Value of in-the-money options based on December 31, 2003, closing trading price of $7.34, less the option exercise price.

LONG-TERM INCENTIVE PLANS—AWARDS

IN LAST FIVE YEARS

The executive long-term incentive plan (LTIP), which expired in December 2003, provided for the granting of stock options (both nonqualified and qualified), stock appreciation rights (SARs), restricted stock, performance units, performance shares and incentive stock to participating employees as an incentive for outstanding performance. Incentive compensation is based on the achievement of pre-established goals for SPR. Goals are established by the board prior to the performance period in question and are based on criteria which the Board, in its discretion, determines to promote or enhance shareholder value and the best interest of the corporation at the time.

There were no performance shares awarded in 2003 to the named executive officers of Sierra Pacific Resources, except for a one-time grant of 600,000 performance-based phantom shares for Walter Higgins who, depending on the achievement of certain targets, will have the opportunity to earn these phantom shares over a six-year period, beginning September 26, 2003. There were no awards under this grant for 2003. These phantom shares will be converted into an opportunity to earn performance-based shares if Shareholders approve the proposed renewal of the Company’s LTIP. Furthermore, other than the one-time grant of an opportunity to earn phantom shares to Mr. Higgins, effective September 26, 2003, all of the outstanding performance share grants eligible for future award by all executives were converted into shares of restricted stock, which will vest over a four-year period, with one third vesting in each of the years ending on December 31, 2004, 2005, and 2006. This arrangement is described in footnote 3 to the Summary Compensation Table. The following table provides information as to the opportunity to earn phantom shares granted to Mr. Higgins in 2003. Nonqualified stock options granted to the named executives as part of the LTIP are shown in the table “Option/SAR Grants in Last Fiscal Year.”

			Estimated Payouts

Name	Number of Shares, Units, or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold Shares (1)	Target and Maximum Award Shares (2)

Walter M. Higgins	600,000	2004-2009	335,000	600,000

(1)	The threshold represents the level of performance achieved which represents minimum acceptable performance and which, if attained, results in payment of the number of shares depicted. Performance below the minimum acceptable level results in no award earned. The measures of performance relate to 12-month EBITDA, percentage increase in stock price above targets, EPS growth, total shareholder return versus the Dow Jones Utility Index, recovery of deferred energy balances, and restoration of investment grade ratings.
(2)	The target and maximum award represents the level of performance achieved during the cycle which, if attained, results in payment of 100% of the target award, which is also the maximum amount possible.

PENSION PLANS

The following table shows annual benefits payable on retirement at normal retirement age 65 to elected officers under the Company’s qualified and non-qualified defined benefit plans based on various levels of remuneration and years of service which may exist at the time of retirement. The amounts below are based upon a maximum benefit of 60% of final average earnings used under the Supplemental Executive Retirement Plan. This maximum is reduced to 50% for any Officer who became a participant after November 1, 1999.

Highest Average Five-Years Remuneration	Annual Benefits for Years of Service Indicated
	15 Years	20 Years	25 Years	30 Years	35 Years
$60,000	$27,000	$31,500	$36,000	$36,000	$36,000
$120,000	$54,000	$63,000	$72,000	$72,000	$72,000
$180,000	$81,000	$94,500	$108,000	$108,000	$108,000
$240,000	$108,000	$126,000	$144,000	$144,000	$144,000
$300,000	$135,000	$157,500	$180,000	$180,000	$180,000
$360,000	$162,000	$189,000	$216,000	$216,000	$216,000
$420,000	$189,000	$220,500	$252,000	$252,000	$252,000
$480,000	$216,000	$252,000	$288,000	$288,000	$288,000
$540,000	$243,000	$283,500	$324,000	$324,000	$324,000
$600,000	$270,000	$315,000	$360,000	$360,000	$360,000
$660,000	$297,000	$346,500	$396,000	$396,000	$396,000
$720,000	$324,000	$378,000	$432,000	$432,000	$432,000

The Company’s noncontributory qualified retirement plan provides retirement benefits to eligible employees upon retirement at a specified age. Annual benefits payable are determined by a formula based on years of service and final average earnings consisting of base salary and incentive compensation. Remuneration for the named executives is the amount shown in columns (c) and (d) of the Summary Compensation Table. Pension costs of the retirement plan, to which the Company contributes 100% of the funding, are not and cannot be readily allocated to individual employees and are not subject to Social Security or other offsets.

The years of credited service under the qualified retirement plan for the named executives are as follows: Mr. Higgins 7.5, Mr. Shalmy 1.6 (not vested), Mr. Yackira 11 months (not vested), Mr. Ceccarelli 29.3 (maximum vesting is 25 years), and Mr. Peña 6.8.

A supplemental executive retirement plan (SERP) and a restoration plan are also offered to the named executive officers. The SERP is intended to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives. The Restoration Plan is intended to provide benefits to executive officers whose benefits cannot be paid under the qualified plan because of salary deferrals to the Non-Qualified Deferred Compensation Plan, IRS limitations on compensation that can be recognized by a qualified plan, and IRS limitations on benefits payable from a qualified plan.

The years of credited service under the non-qualified SERP are as follows: Mr. Higgins 12.7, Mr. Shalmy 1.6 (not vested), Mr. Yackira 11 months (not vested), Mr. Ceccarelli 29.3 (maximum vesting is 25 years), and Mr. Peña 6.8. Mr. Peña will be entitled to an additional 2.0 years of credited service in the event he is employed by the Company on May 2, 2006.

OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES

FOR DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

The following table indicates the shares owned by FMR Corp., Franklin Resources, Inc., Boston Partners, Wellington Mgmt, Co., Putnam Investments and J.P. Morgan Chase & Co., the only investors known to Sierra Pacific Resources, based solely on a review of owners of more than 5 percent of any class of its voting stock as of March 1, 2004, based on reports on Form 13G filed with the Securities and Exchange Commission.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Common Stock	FMR Corp. 82 Devonshire St. Boston, MA 02109	11,692,552	9.979%

Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	8,758,973	7.30%

Common Stock	Boston Partners 28 State Street Boston, MA 02109	7,724,955	6.60%

Common Stock	Wellington Mgmt. Co. 28 State Street, 20th Floor Boston, MA 02109	7,343,704	6.15%

Common Stock	Putnam Investments One Post Office Square Boston, MA 02109	7,292,827	6.10%

Common Stock	J.P. Morgan Chase & Co. 270 Park Ave. New York, NY 10017	6,229,729cm as converted 2,452,245	5.00 2.00	% %

The table below sets forth the shares of Sierra Pacific Resources Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer, and the four other most highly compensated executive officers. No director, nominee for director or executive officer owns, nor do the directors and executive officers as a group own, in excess of one percent of the outstanding and issued Common Stock of SPR. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

Name of Director or Nominee	Common Shares Beneficially Owned as of March 2, 2004	Percent of Total Common Shares Outstanding as of March 2, 2004
Mary L. Coleman	158,309
Krestine M. Corbin	33,892
Theodore J. Day	46,599	No director or nominee
James R. Donnelley	49,426	for director owns in excess
Jerry E. Herbst	23,137	of one percent.
Walter M. Higgins	673,918
John F. O’Reilly	26,418
Clyde T. Turner	5,249

	1,045,842

Executive Officers	Common Shares Beneficially Owned as of March 2, 2004	Percent of Total Common Shares Outstanding as of March 2, 2004
Walter M. Higgins	673,918
Donald L. Shalmy	25,405	No executive officer owns
Michael W. Yackira	30,980	in excess of one percent
Jeffrey L. Ceccarelli	90,875
Victor H. Pena	32,616

	853,794

All directors and executive officers as a group (25 persons) (a) (b) (c)	1,424,044

(a)	Includes shares acquired through participation in the Employee Stock Purchase Plan and/or the 401(k) plan.
(b)	The number of shares beneficially owned includes: shares the Executive Officers currently have the right to acquire within 60 days of February 17, 2004, pursuant to stock options granted under the Executive Long-Term Incentive Plan. Shares beneficially owned pursuant to stock options exercisable within 60 days of February 17, 2004, held by Messrs. Higgins, Shalmy, Yackira, Ceccarelli, Pena and directors and executive officers as a group are 634,030, 25,000, 30,000, 83,150, 27,000, shares, and 958,738 shares, respectively.
(c)	Included in the shares beneficially owned by the Directors are 72,340 shares of “phantom stock” representing the actuarial value of the Director’s vested benefits in the terminated Retirement Plan for Outside Directors. The “phantom stock” is held in an account to be paid at the time of the Director’s departure from the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rule 16(a) of the Exchange Act requires that Directors, officers, and holders of more than 10% of our common stock file reports with the SEC disclosing ownership of the Company’s stock and changes in beneficial ownership. All reports required to be filed pursuant to Rule 16 were filed in a timely fashion, except as disclosed below.

On October 23, 2003, and November 11, 2003, Jane E. Crane, an officer of the Company, disposed of 900 and 87.427 shares of the Company’s common stock, respectively. These transactions were reported to the SEC on November 13, 2003.

On June 1, 2002, and December 1, 2002, Victor H. Peña, an officer of the Company, purchased 187 and 208 shares of the Company’s common stock, respectively. These transactions were reported to the SEC on December 4, 2003.

On May 24, 2001, Carol M. Marin became an insider of the Company, and at that time owned 360 shares that were inadvertently excluded from the Form 3 filing. The transaction was reported to the SEC on February 6, 2004.

PERFORMANCE GRAPH

The line graph below compares the yearly percentage change in the cumulative total Stockholder return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s (S&P) Composite-500 Index (a broad market index) and the Dow Jones Utilities Index (a published industry index) for a five-year period commencing December 31, 1998, and ending December 31, 2003. The points shown on the table are as of year-ends only and do not show fluctuations during any year.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

AMONG SIERRA PACIFIC RESOURCES, THE S&P 500 INDEX

AND THE DOW JONES UTILITIES INDEX

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

SIERRA PACIFIC RESOURCES	100.00	47.55	49.22	44.49	19.47	21.98

STANDARD & POORS 500	100.00	121.04	110.02	96.95	75.52	97.18

DOW JONES UTILITIES	100.00	93.98	141.68	104.46	80.04	103.56

* $100 invested on 12/31/98 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, described in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter on an annual basis. The charter was updated, revised and amended by the Board in 2003, and a copy is attached as Appendix B to this Proxy Statement, incorporated by reference. The charter is also available for review on the Company’s web site www.sierrapacificresources.com. In addition, the Board has adopted a written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. In accordance with its written charter, the Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and oversees the efficacy of its internal and external controls. The Committee Chair, as representative of the Committee, discusses the interim financial information contained in each quarterly earnings announcement with the CFO, Controller, and independent auditors prior to public release, and the entire Committee reviews and discusses the Annual Report on Form 10-K before recommending its adoption by the Company and full Board and filing by the Company with the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended and supplemented, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors is set forth immediately following this report.

The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards.” The Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements. The Committee also discusses the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

All members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual and SEC Rule 10A-3(b)(1). No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially literate and knowledgeable and the Chairman was the former Chief Executive Officer of a New York Stock Exchange company, a CPA and former partner in a professional accounting firm, has considerable knowledge of financial accounting, reporting, and management, and is an accounting and related financial management expert as defined by the New York Stock Exchange standards.

Respectfully submitted,

THE AUDIT COMMITTEE

Clyde T. Turner, Chair	James R. Donnelley
Krestine M. Corbin	John F. O’Reilly

Audit Fees

The following table summarizes the aggregate fees billed to SPR, NPC, and SPPC by our auditors, Deloitte and Touche.

	NPC		SPPC		SPR Consolidated
	2003	2002	2003	2002	2003	2002
Audit Fees (a)	$436,320	$537,984	$337,010	$343,841	$1,087,549	$906,067
Audit Related Fees (b)	—	—	13,140	15,736	150,828	15,736
Tax Fees (c)	68,157	1,834,214	2,434	1,848,043	71,916	3,682,256
All Other Fees (d)	1,888	238,070	—	194,163	5,181	511,241

Total	$506,365	$2,610,268	$352,584	$2,401,783	$1,315,474	$5,115,300

(a)	Fees for audit services billed in 2003 and 2002 consisted of:
•	Audit of the companies financial statements
•	Reviews of the companies quarterly financial statements
•	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

(b)	Fees for audit related services billed in 2003 and 2002 consisted of:
•	Sarbanes-Oxley Act, Section 404 advisory services
•	Agreed upon procedures

(c)	Fees for tax services billed in 2003 consisted of tax compliance and tax planning and advice:
•	Research and development tax credits documentation and analysis for purposes of filing amended returns

(d)	Fees for all other services billed in 2002 consisted of permitted non-audit services, such as:
•	Merger Savings Consultation
•	Research and development tax credit documentation and analysis for purposes of filing amended returns
•	Financial accounting consultations
•	Business consulting

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte and Touche, in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its May 13, 2003, meeting, as amended at the November 12, 2003, meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte and Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte and Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services to be provided by Deloitte and Touche for 2004 that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee (generally) requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;
2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or five percent of total fees paid to the independent auditor in a given fiscal year;
3.	Such services were not recognized at the time of the engagement to be non-audit services;
4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

During 2003, fees for audit related services, tax services and all other fees were pre-approved by the Audit Committee or Chairman of the Audit Committee.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

For 2003 Sierra Pacific Resources had in place an executive compensation plan (the “Plan”) designed to tie executive pay to the Company’s overall performance as well as to the executive’s individual achievements. Part of this Plan is embodied in the Executive Long-Term Incentive Plan (the “LTIP”), which was approved by Shareholders in 1992 and which expired on December 31, 2003. The Company is asking Shareholders to approve a renewal of the LTIP, as modified in Proposal No. 2 to the Proxy, at this year’s Annual Meeting of Shareholders.

The overall purpose and objective of the Plan is:

•	To encourage executive involvement in creating long-term Stockholder value by emphasizing the executive’s ownership of Company Stock.
•	To tie cash awards to specific goals set for the Company, the executive’s business unit, and the individual.
•	To make improved customer satisfaction, as measured by outside surveys, a specific element of the performance program.
•	To tie compensation to both annual and long-term strategic plans.
•	To be able to attract and retain executives of the high caliber vital to long-term Company success.
•	To relate base pay to industry standards but to require superior performance in order to receive payouts above those standards.

The Plan sets base salaries for executives at median levels for comparably sized companies in the utility industry and, for some positions, median levels of compensation for general industry. The Plan provides for additional “at risk” compensation, which is awarded on the condition that goals designed to increase Stockholder value are satisfied or exceeded. The at-risk portion is based on competitive data for comparable positions which is assembled and evaluated by independent compensation consultants for companies with annual revenues of $1-$3 billion. The expectation is that total cash compensation will exceed the competitive market for utility companies in good performance years and fall below competitive market if performance targets have not been met. As discussed elsewhere in this Proxy, performance share grants for years 2001 and 2002 were converted into equivalent shares of restricted stock and, as set forth in footnote 3 to the Summary Compensation Table, no performance shares were granted in 2003 but executives were granted a one-time award of restricted stock (reflected in the table), all of which will vest one-third annually at year-end 2004, 2005, and 2006. As discussed more fully below, Mr. Higgins was granted an opportunity to earn 600,000 performance-based phantom shares which, depending on the achievement of targets, will vest over a six-year period commencing September 26, 2003. Short-term incentive program targets established at the beginning of the year for 2003 were achieved and awards were made as reflected in the table. These targets were principally based on achieving certain customer satisfaction goals as objectively measured and determined by an independent agency, achieving certain financial results, and achieving certain operational targets.

For the past several years, including 2003, the Board of Directors commissioned the independent national compensation consulting firm, Towers Perrin, to review the Company’s executive compensation strategy and levels of compensation. As set forth above, the Committee reviews market studies with Towers Perrin every year and adjusts base salaries from time to time to maintain all executive salaries at median levels for similarly situated companies. In accordance with this policy, various executives received salary increases for calendar year 2004.

CHIEF EXECUTIVE OFFICER COMPENSATION

Under the Company’s compensation Plan, CEO compensation is based on the same guiding principles established for the executive group as a whole. Thus, as with the executive group as a whole Mr. Higgins did not receive any long-term incentive award under the Company’s LTIP for 2003 but did earn an annual incentive award on the same basis as the executive group as a whole, and, in connection with the executive group as a whole, Mr. Higgins also received the one-time grant of restricted stock and conversion of 2001 and 2002 performance shares to restricted stock, which will vest over a four-year period commenced January 1, 2003. In addition, pursuant to the terms of his employment agreement discussed below, Mr. Higgins received a grant of an opportunity to earn 600,000 performance-based phantom shares which, depending on the achievement of certain targets, can vest over a six-year period beginning September 26, 2003.

EMPLOYMENT AGREEMENTS

Walter M. Higgins

On September 26, 2003, SPR, NPC, and SPPC entered into an employment agreement with Mr. Higgins which superseded and replaced his existing employment agreement, which was entered into when Mr. Higgins agreed to leave his former employment as Chairman and CEO of AGL Resources, and accept a similar position with the Company. The agreement expires September 25, 2006 (the “expiration”) unless the parties mutually agree to extend it. The agreement provides that Mr. Higgins will remain in his current position as CEO and Chairman of the Board of the Companies for the full term of the contract, and will devote full-time best efforts to his office and to the business of the Company. The contract provides that during the term Mr. Higgins will receive a base salary commensurate with his position as determined by the Board, but generally in an amount not less than $630,000 per annum, and shall be eligible to receive annual cash incentive awards of not less than 75% of base salary based on the extent to which he and the Company achieve criteria and performance targets established by the Board at the commencement of each annual performance period. As a special incentive to remain with the Company for the entire duration of his contract, the agreement provides that he shall receive a cash payment of $333,333 on September 26, 2003, and on the second and third anniversaries of such date. Mr. Higgins will also be entitled to benefits provided by all Company health, welfare, and pension plans and vacation, and remains eligible for long-term incentive awards based on and in accordance with the terms and conditions of the plans and generally on the same basis as such plans are made available to all other senior officers of the Company, except that with respect to the SERP, Mr. Higgins shall be entitled to one year of credit for each year of service for previous employment with AGL Resources and Louisville Gas & Electric. The agreement also provides that Mr. Higgins shall be reimbursed for travel and other business expenses plus reasonable car allowance and tax preparation fees and the Company agreed to maintain his existing life insurance policy at its existing $2,000,000 level, plus an additional $1,000,000 should Mr. Higgins die while on Company business.

As a special incentive, Mr. Higgins was awarded an opportunity to earn 600,000 performance-based phantom shares of stock (to be replaced by performance-based restricted shares in the event that during the term shareholders approve an equity-based incentive plan for senior executives) subject to performance-based vesting over a six-year period, commencing September 26, 2003. The shares will vest based on achievement of specified performance targets or criteria. One-half of any remaining unvested shares shall vest on expiration of the agreement if the Board determines that the targets and criteria for vesting either were or could reasonably be achieved within the remaining time of the six-year vesting period.

In the event Mr. Higgins’ employment is involuntarily terminated without cause or he terminates employment for good reason (as defined in the agreement) during the employment term, he shall be entitled to receive all unpaid base salary and any fully vested but unpaid benefits, one-year’s base salary, and an annual incentive award based on target performance (i.e., 75% of annual base salary), and a pro-rata share (based on the length of time employed during the term of the applicable period) of any unvested phantom shares and/or other incentive-based form of compensation he was eligible to receive at the time of termination had his employment continued; provided, that no payment will be made, in respect of the 600,000 performance-based phantom shares, unless the Board determines at that time that the targets established could be reasonably achieved by the end of the term. After termination, he and his eligible dependents would also receive 36 months of health, dental, and life benefits. In the event of termination without cause following a change in control of the Company as further defined in the agreement, Mr. Higgins would not receive the benefits on termination without cause as defined above. In the event of a termination, within 24 months following a change in control of SPR either (a) by SPR for reasons other than cause (as defined in the agreement), death or disability, or (b) by Mr. Higgins for good reason (as defined in the agreement), he will receive (i) a lump sum payment equal to three times the sum of his base salary and target incentive, (ii) a lump-sum payment equal to the present value of the benefits he would have received had he continued to participate in SPR’s retirement plans for an additional three years, and (iii) continuation of life, disability, accident and health insurance benefits for a period of 36 months immediately following termination of employment.

If Mr. Higgins becomes subject to the 20% excise tax on “excess parachute payments,” SPR will provide Mr. Higgins with a tax gross-up so that the net amount he receives after paying the excise tax and any additional taxes on the gross-up will equal the amount he would have received if he had not been subject to the excise tax. However, if up to a 10% reduction in the benefits otherwise payable to Mr. Higgins would result in Mr. Higgins not being subject to the excise tax, then Mr. Higgins’ benefits will be so reduced, the excise tax won’t apply and no additional payment will be made to Mr. Higgins in respect of the excise tax.

Respectfully submitted,

THE COMPENSATION COMMITTEE

James R. Donnelley, Chair	Theodore J. Day
Mary Lee Coleman	Jerry E. Herbst

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

Severance and Change in Control Agreements

SPR has entered into change in control severance agreements with certain members of its executive staff, including Jeffrey L. Ceccarelli, Michael W. Yackira, Ernest E. East, Victor H. Peña, Roberto R. Denis, Mary O. Simmons, Susan Brennan, Carol Marin, John Brown, Michael R. Smart, Matt H. Davis, Donald L. Shalmy, Julian C. Leone, Richard J. Coyle, and Jane Crane. These agreements expire on December 31, 2004, and provide that, upon termination of the executive’s employment during the term of the Agreement (subject to an extension in the event a Potential Change in Control, as defined in the agreement, occurs during the term) following a change in control of SPR (as defined in the agreement) either (a) by SPR for reasons other than cause (as defined in the agreements), death or disability, or (b) by the executive for good reason (as defined in the agreement), including a diminution of responsibilities, compensation, or benefits (unless, with respect to reduction in salary or benefits, such reduction is applicable to all senior executives of SPR), the executive will receive certain payments and benefits. These severance payments and benefits include (i) a lump sum payment equal to two or, with respect to certain senior officers, three times the sum of the executive’s base salary and target incentive, (ii) a lump sum payment equal to the present value of the benefits the executive would have received had he continued to participate in SPR’s retirement plans for an additional two or three years (or, in the case of SPR’s Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive’s early retirement date, as defined in such plan), and (iii) continuation of life, disability, accident and health insurance benefits for a period of 24 or 36 months immediately following termination of employment The agreements also provide that if any compensation paid, or benefit provided, to the executive, whether or not pursuant to the change in control agreements, would be subject to the federal excise tax on “excess parachute payments,” payments and benefits provided pursuant to the agreement will be cut back to the largest amount that would not be subject to such excise tax, if such cutback results in a higher after-tax payment to the executive. The Board of Directors entered into these agreements in order to attract and retain management and to encourage and reinforce continued attention to the executives’ assigned duties without distraction under circumstances arising from the possibility of a change in control of SPR. In entering into these agreements, the Board was advised by Towers Perrin, the national compensation and benefits consulting firm described above, and Skadden, Arps, Slate, Meagher & Flom, an independent outside law firm, to insure that the agreements entered into were in line with existing industry standards, and provided benefits to management consistent with those standards. In addition, the Company has entered into severance agreements with several officers, including some named above, that call for a one-time severance payment in the amount of one year’s base pay in the event they are involuntarily terminated without cause.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the Company’s independent public accountants, has been selected to conduct an audit and to report on the Company’s financial statements for the years 2003 and 2004.

The Company’s financial statements, and the financial statements of subsidiary companies, for the year ended December 31, 2003, were audited by Deloitte & Touche LLP. A representative of Deloitte & Touche will be present at the Annual Meeting to answer questions from Stockholders and will have an opportunity to make a statement if desired. The auditors fees for year 2003 and the Audit Committee’s review of auditor independence are set forth in the Report of the Audit Committee above.

DISCRETIONARY AUTHORITY

The Company has no knowledge of any matters to be presented for action by the Stockholders at the meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

DEADLINE FOR STOCKHOLDERS PROPOSALS

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2005 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders to Ernest E. East, Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150, no later than December 2, 2004.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to: Ernest E. East, Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150.

ANNUAL REPORT

In order to exercise prudent judgment, Stockholders are invited to examine the financial statements contained in the Company’s Annual Report for 2003, a copy of which has been mailed to all Stockholders of record through the close of business on March 19, 2004.

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Performance Graph,” and “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

APPENDIX A

SIERRA PACIFIC RESOURCES 2004

EXECUTIVE LONG-TERM INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Sierra Pacific Resources, a Nevada corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the Sierra Pacific Resources 2004 Executive Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options (“NQSOs”), Incentive Stock Options (“ISOs”), Stock Appreciation Rights (“SARs”), Restricted Stock, Performance Units, Performance Shares, Incentive Stock, and Cash.

Subject to ratification by an affirmative vote of the majority of the issued and outstanding shares of the Company’s common stock represented at the Annual Meeting, the Plan shall become effective as of January 1, 2004 (the “Effective Date”) and shall remain in effect as provide in Section 1.3 herein.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, customers, and employees by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

The Plan is further intended to provide pay systems that support the Company’s business strategy, and which are competitive with similarly sized utilities, and to emphasize pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, business unit, and individual levels.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein or until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan after December 31, 2013.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1 “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Performance Units, Performance Shares, Bonus Stock, or Cash.

2.2 “Award Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

2.3 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.4 “Incentive Stock” means an Award granted to a Participant pursuant to Article 10 herein.

2.5 “Cause” means: (i) willful misconduct on the part of a Participant that is detrimental to the Company, or (ii) the conviction of a Participant for the commission of a felony or crime involving moral turpitude. “Cause” under either (i) or (ii) shall be determined in good faith by the Committee.

2.6 “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a) The dissolution or liquidation of the Company;

(b) A reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation;

(c) The sale, exchange, transfer, or other disposition of shares of the stock of the Company (or shares of the stock of any person that is a shareholder of the Company) in one or more transactions, related or unrelated, to one or more Persons if, as a result of such transactions, any Person or any Person and its affiliates own more than twenty percent (20%) of the voting power of the outstanding stock of the Company; or

(d) The sale of all or substantially all the assets of the Company.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to the grants of Awards.

2.9 “Company” means Sierra Pacific Resources, a Nevada corporation, or any successor thereto as provided in Article 18 herein.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company.

2.11 “Disability” shall have the meaning ascribed to such term in the Long-Term Disability Income Plan of the Company.

2.12 “Dividend Equivalent” means a contingent right to be paid dividends declared with respect to outstanding Option grants, pursuant to the terms of Section 6.5 herein.

2.13 “Eligible Employee” means those employees who are eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14 “Employee” means any full-time, nonunion employee of the Company or of the Company’s subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

2.16 “Fair Market Value” shall mean the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17 “Freestanding SAR” means a SAR that is granted independently of any Options.

2.18 “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 “Insider” shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

2.20 “Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of “covered employees,” as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.24 “Participant” means an Officer or Employee of the Company determined by the Committee to be eligible for participation in the Plan.

2.25 “Performance Unit” means an Award granted to an Employee, as described in Article 9 herein.

2.26 “Performance Share” means an Award granted to an Employee, as described in Article 9 herein.

2.27 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at is discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.28 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

2.29 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.30 “Retirement” shall have the meaning ascribed to such term in the Retirement Plan for Employees of Sierra Pacific Resources, Nevada Power Company, or Sierra Pacific Power Company.

2.31 “Shares” means the shares of common stock of the Company.

2.32 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designed as a SAR, pursuant to the terms of Article 7 herein.

2.33 “Subsidiary” means any wholly owned corporation, partnership, venture, or other entity in which the Company directly or indirectly through another subsidiary holds one hundred percent (100%) voting control.

2.34 “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

2.35 “Window Period” means the period beginning on the third business day preceding the date of public release of the Company’s quarterly sales and earnings information, and ending on the third business day following such date.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, which shall exclusively consist of independent Directors as defined by the New York Stock Exchange Listing Standards, or by any other Committee of exclusively independent Directors appointed by the Board, consisting of not less than two (2) independent nonemployee Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act and Section 162(m) of the Code. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3(c)(2) of the Exchange Act, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3(c)(2) and Section 162(m).

3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation, Bylaws of the Company, subject to such other restricting limitations or direction as may be imposed by the Board and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any award, agreement, or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3 Decisions Binding. The Committee shall have full authority to interpret and construe all business and provisions of the Plan and the Committee’s determinations on such matters shall be binding and conclusive. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be seven million, seven hundred fifty thousand (7,750,000). No more than thirty percent (30%) of such Shares in the aggregate may be issued pursuant to grants of Restricted Stock over the life of the Plan, and no more than twenty-five percent (25%) of such Shares in the aggregate may be issued pursuant to grants of Restricted Stock to any one individual in the aggregate over the life of the Plan, and no more than the maximum permitted to be issued as Restricted Stock under Section 162(m) of the Code may be granted to any single individual in one year. These Shares may be either authorized but unissued or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

(d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

(e) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(f) The grant of Incentive Stock shall reduce the number of Shares available for grant by the number of Shares subject to the Incentive Stock Award.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

4.2 Lapsed Awards. If any Award granted under this Plan is waived, canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award’s waiver, cancellation, termination, expiration, or lapse, the holder of the Award at any time receives one or more “benefits of ownership” pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all officers and key employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee.

The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

6.3 Option Price. The Option Price for each grant of an Option under this Section 6.3 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. The Committee shall not be permitted to reprice granted options.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Dividend Equivalents. Simultaneous with the grant of an Option, the Participant receiving the Option may be granted, at no additional cost, Dividend Equivalents. Each Dividend Equivalent shall entitle the Participant to receive a contingent right to be paid an amount equal to the dividends declared on a Share on all record dates occurring during the period between the grant date of an Option and the date the Option is exercised.

The underlying value of each Dividend Equivalent shall accrue as a book entry in the name of each Participant holding the Dividend Equivalent. Payout of the accrued value of a Dividend Equivalent shall occur only in the event that the Option issued in tandem with the Dividend Equivalent is “in the money” (i.e., the Fair Market Value of Shares underlying the Option as of the exercise date exceeds the Option Price) as of the exercise date. Payout of Dividend Equivalents shall be made in cash, in one lump sum, within thirty (30) days following the exercise of the corresponding Option.

Notwithstanding the preceding paragraph, accrued dividend Equivalents shall be paid with respect to Options granted to a Named Executive officer within thirty (30) days after the earlier of the date the corresponding Option is exercised or the date the correspondence Option expires unexercised. This provision for guaranteed payment of Dividend Equivalents to Named Executive Officers is intended to enable the Plan to comply with regulations issued under Section 162(m) of the Code requiring Options to be granted at not less than fair market value.

6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may an Option granted under this Plan become exercisable prior to one (1) year following the date of its grant.

6.7 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair

Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

6.10 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Eligible Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable prior to one (1) year after its grant.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the relation Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price, by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act.

For example, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash may be limited to Window Periods. However, if the Committee determines that the Participant is not an Insider, or if the securities laws change to permit greater freedom of exercise of SARs, then the Committee may permit exercise at any point in time, to the extent the SARs are otherwise exercisable under the Plan.

7.8 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Employees in such amounts as the Committee shall determine, but Restricted Stock grants are not to exceed in the aggregate over the life of the Plan thirty percent (30%) of all shares available for grant under the Plan, not to exceed in the aggregate over the life of the Plan for any single individual twenty-five percent (25%) of the shares available for grant under the Plan, and not to exceed in any single year for one individual whatever limitations may be imposed under Section 162(m) of the Code.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to one year following the date of its grant.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities law; and may legend the certificates representing Restricted Stock to give appropriate notice of such restriction.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

“The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Sierra Pacific Resources 2004 Executive Long-Term Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Sierra Pacific Resources.

The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.6 Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his or her Share certificate.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with all regular cash dividends paid with respect to all Shares while they are so held. Except as provided in the succeeding sentence, all cash dividends and other distributions paid with respect to Shares of Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Subject to the succeeding paragraph, and to the restrictions on vesting and forfeiture provisions, all dividends credited to a Participant shall be paid to the participant within forty-five (45) days following the full vesting of the Shares of Restricted Stock with respect to which such dividends were earned.

In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) one year. The Committee shall establish procedures for the application of this provision.

8.9 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, or among Participants, and may reflect distinctions based on the reasons for termination of employment.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to Eligible Employees at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant; provided, however, that unless and until the Committee determines that a grant of Performance Units and/or Performance Shares shall not be designed to qualify for the “performance-based” exemption under Code Section 162(m), the maximum payout to any Named Executive Officer with respect to Performance Units and/or Performance Shares granted in any one (1) fiscal year of the Company shall be one million dollars ($1,000,000), or, except as provided for herein, whatever other limitations may be imposed by Section 162(m) of the Code.

9.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.” Performance Periods shall be one (1) year in length, except in case where pre-established targets are satisfied, justifying an accelerated payment, but in no case less than six (6) months.

The performance measure(s) to be used for purposes of grants to Named Executive Officers shall be selected from among the following and unless prohibited by any rules of the SEC or listing standards of the NYSE, the Committee reserves the right to select other performance measures or criteria, including Total Shareholder Return relative to an appropriate index, Return on Invested Capital relative to target objectives; share earnings/earnings growth relative to target objectives; cash/cash flow growth relative to target objectives, market share, market growth, operational targets related to cost or industry standards, regulatory performance, credit standings, customer satisfaction measurements, revenue and revenue growth, cost and expense containment, and operating criteria. The Committee reserves the right to select other measurements or criteria to the extent permitted by rule of the SEC to satisfy the requirements of performance.

If the applicable tax and/or securities laws permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Performance Units and/or Performance Shares which shall not qualify for the “performance-based” exemption under Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

9.3 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within seventy-five (75) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

Prior to the beginning of each Performance Period, and if permitted by the Committee in its sole discretion, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.

Participants shall be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.8 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

9.5 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals.

9.6 Termination of Employment for Other Reasons. In the event that a Participant’s employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company.

9.7 Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A Participant’s rights under the Plan with respect to Performance Units/Shares shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 10. Incentive Stock and Cash

Subject to the limitations applicable to Restricted Stock, the Committee shall have the right to grant other stock or stock-based Awards including, without limitation, the grant of Shares based on certain conditions. The Committee may also grant the payment of cash based on performance criteria established by the Committee, and the payment of Shares in lieu of cash under other Company incentive programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

The Committee, in its sole discretion, may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of (1) the exercise of an Option or SAR, (2) the lapse or waiver of restrictions with respect to Restricted Stock, or (3) the satisfaction of any requirements or goals with respect to Performance Units/Shares, or Incentive Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Employees

13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at ay time, for any reason or no reason in the Company’s sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

13.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14. Change in Control

Upon the occurrence of a Change in Control, as defined in Section 2.6, unless otherwise specifically prohibited by the terms of Section 19, herein:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

(c) The target payout opportunity attainable under all outstanding Awards of Restricted Stock, Performance Units, Performance Shares, and Incentive Stock or otherwise shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata portion of all targeted cash payout opportunities associated with outstanding cash-based Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed before such effective date; provided, however, that there shall not be an accelerated payout with respect to Awards of Restricted Stock, Performance Units, Performance Shares, or Incentive Stock which were granted less than six (6) months prior to the effective date of the Change in Control;

(d) Subject to Article 15 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control, but not after.

Article 15. Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor Rule, or changes the eligibility requirement for participation hereunder shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon, and provided that the Board may not make any amendment increasing the number of shares authorized under the Plan (except for merger and recapitalizations) or make any other amendment which would require shareholder approval under NYSE listing standards or SEC rules.

15.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, and no Award may be modified or canceled in any manner adverse to the Participant without his or her consent. Except as limited herein, the Board may amend an outstanding Award to the same extent it could amend the Plan without Shareholder consent.

Article 16. Withholding

16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this Section 16.2.

(a)	Awards Having Exercise Timing Within Participant’s Discretion:
The Insider must either:

(i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date specified by the Insider on which the exercise of the Award is to occur; or

(ii) Make the stock withholding election in connection with an exercise of an Award which occurs during a Window Period.

(b)	Awards Having a Fixed Exercise/Payout Schedule Which is Outside Insider’s Control:
The Insider must either:

(i) Deliver written notice of the stock withholding election to the Committee at least six (6) months prior to the date on which the taxable event (e.g., exercise or payout) relating to the Award is scheduled to occur; or

(ii) Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Award (for this purpose, an election may be made prior to such a Window Period, provided that is becomes effective during a Window Period occurring prior to the applicable taxable event).

Article 17. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18. Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19, Legal Construction

19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred within the minimum time limits specified or required in such rule. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

19.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of the Federal securities laws. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Nevada.

APPENDIX B

SIERRA PACIFIC RESOURCES

AUDIT COMMITTEE CHARTER

A. Name

There shall be a committee of the Board that shall be called the Audit Committee.

B. Purpose

The Audit Committee shall be directly responsible for the appointment, compensation and oversight over the work of the Company’s independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting).

The Audit Committee shall assist Board oversight of:

(1)	the integrity of the Company’s financial statements,
(2)	the Company’s compliance with legal and regulatory requirements,
(3)	the independent auditors’ qualifications and independence,
(4)	the performance of the Company’s internal audit function and independent auditors, and
(5)	the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

C. Committee Membership and Meetings

The Audit Committee shall consist of no fewer than three directors as determined by the Board. Each member of the Audit Committee shall satisfy the independence, experience, financial expertise, and other requirements as defined by all applicable laws, rules, and regulations, including the requirements of the New York Stock Exchange (the “NYSE”), the Sarbanes-Oxley Act of 2002 (the “Act”), and the rules and regulations promulgated by the SEC pursuant to the Act.

Criteria for Director Independence:

♦	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no direct or indirect material relationship with the Company. The Company must disclose the basis for such determination by the Board in its proxy statement.

♦	No Director qualifies as “independent” if he or she receives more than $100,000 per year in direct compensation from the Company, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until five years after he or she ceases to receive more than $100,000 per year in such compensation.

♦	No Director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company can be “independent” until five years after the end of either such affiliation or such auditing relationship.

♦	No director qualifies as “independent” if he or she is employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee until five years after the end of such service or the employment relationship.

♦	No Director qualifies as “independent” if he or she is an executive officer or an employee of another company (A) that accounts for at least 2% or $1 million, whichever is greater, of the Company’s consolidated gross revenues, or (B) for which the Company accounts for at least 2% or $1 million, whichever is greater, of such other company’s consolidated gross revenues, in each case until five years after falling below such threshold.

♦	Directors with immediate family members[1] covered by any of the foregoing categories are also subject to the five-year “cooling-off” provisions discussed above.

Heightened Criteria for Audit Committee Members:

♦	Directors’ fees (including Committee member fees) are the only compensation an Audit Committee member may receive from the Company (other than pension or other forms of deferred compensation for prior service provided such compensation is not contingent on continued service).

♦	Audit Committee members may not serve on the audit committees of more than three public companies, unless the Board determines and discloses in the proxy statement that such multiple service would not impair the ability of the director to effectively serve on the Audit Committee.

♦	All members of the Audit Committee must be “independent.” A member of an audit committee is considered “independent” if such member, other than in such member’s capacity as a member of the Board or of a committee thereof, (i) does not accept any consulting, advisory, or other compensatory fee from the issuer, and (ii) is not an affiliated person of the issuer or any of its subsidiaries.

Experience and Financial Expertise: All members of the Committee shall be “financially literate,” as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Audit Committee. In addition, at least one member of the Committee shall be an “audit committee financial expert” in compliance with the criteria established by the SEC and must have “accounting or related financial management expertise,” as the Board interprets such qualification in its business judgment. The existence of such member(s) who qualify as “audit committee financial experts” shall be disclosed in periodic filings as required by the SEC.

The Board shall appoint the members of the Audit Committee annually to serve until their successors are appointed and qualify. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board has the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience, financial expertise, and other requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NYSE, the Audit Committee shall fix its own rules of procedure.

The Committee will meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet periodically with management, the director of the internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee will meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

1 The NYSE defines “immediate family” as including a person’s spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

D. Committee Authority and Responsibilities

The Audit Committee has the authority to, and shall, retain and determine funding for, to the extent it deems appropriate, and without Board approval, outside legal, accounting, or other advisors to advise and assist the Committee in carrying out its duties, and has the authority to conduct or authorize investigations into any matters within its scope of responsibilities.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall report regularly to the Board and review with the Board, among other things, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. The Audit Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee will annually review the Audit Committee’s own performance.

The Audit Committee has the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification). In connection with the sole authority to appoint and replace independent auditors, the Audit Committee shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors; the Audit Committee may consult with management but shall not delegate these responsibilities to management. The Audit Committee is directly responsible for the oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work, and the independent auditors shall report directly to the Audit Committee.

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee.

The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

Documents/Reports/Accounting Information Review

➢	Review with financial management and the independent auditors the Company’s annual and quarterly financial statements (10-K and 10-Q reports), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to filing (or prior to the release of earnings).

➢	Review and discuss with management earnings press releases (paying particular attention to any use of “pro-forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made), and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

➢	Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Act and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

➢	Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts.

➢	Review all internal controls reports (or summaries thereof).

➢	Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response to such reports.

Independent Auditors

➢	Hold timely discussions with, and receive a report at least annually from, the independent auditors regarding the following:

♦	all critical accounting policies and practices;
♦	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
♦	other material written communications between the independent auditor and management including, but not limited to, the schedule of unadjusted differences.

➢	Review and discuss with the independent auditors and management, as applicable:

♦	any audit problems or difficulties encountered in the course of the audit work, including any significant disagreements with management or restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response thereto, and
♦	any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company (and management’s response thereto).

➢	At least annually, obtain and review a report by the independent auditor describing:

♦	the firm’s internal quality control procedures;
♦	any material issues raised by the most recent internal quality-control review, or peer review, of the Company, by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
♦	(to assess the auditor’s independence) all relationships between the independent auditor and the Company.

After reviewing the foregoing report and the independent auditor’s work throughout the year, the Audit Committee shall evaluate the auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee shall take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function), and the conclusions of such evaluation shall be presented to the full Board.

➢	Review and pre-approve both audit and permissible non-audit services to be provided by the independent auditor. This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

➢	Set clear policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account (recognizing that SEC rules promulgated under the Act deem an accounting firm not independent of the Company if a former partner, principal, shareholder, or professional employee of the firm is (i) in an accounting role or “financial reporting oversight role” at the Company and has certain ties with or influence over the accounting firm; or (ii) employed by the Company in a “financial reporting oversight role” and was a member of the audit engagement team of the Company during the one-year period preceding the date that audit procedures commenced for the fiscal year period that included the date of initial employment of the audit engagement team member by the Company.

Financial Reporting Processes and Accounting Policies

➢	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes and the internal control structure, including disclosure controls.

➢	Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

➢	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

➢	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

➢	Discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

➢	Establish procedures for:

♦	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and
♦	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Internal Audit

➢	Review the internal audit function of the Company, including:

♦	the independence, competence, staffing adequacy and authority of the internal auditor,
♦	the reporting relationships among the internal auditor, financial management and the Audit Committee,
♦	the internal audit reporting obligations, and
♦	the proposed internal audit plans for the coming year and the coordination of such plans with the independent auditors.

➢	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

➢	Review and advise on the selection and removal of the internal audit director.

➢	Annually review and recommend changes (if any) to the internal audit charter.

➢	Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department’s work.

➢	Discuss with the independent auditors the internal audit department and its audit plan, responsibilities, budget and staffing.

Ethical Compliance, Legal Compliance, and Risk Management

➢	Establish, review and update periodically the Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the Code is in compliance with all applicable rules and regulations.

➢	Review with the organization’s counsel legal compliance matters including corporate securities trading policies.

➢	Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Business Conduct Code.

➢	Discuss with the Company’s general counsel legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

➢	Discuss with management the Company’s major financial and accounting risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines, and review in a general manner the process by which the Company manages and assesses its risk.

Other Responsibilities

➢	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

➢	Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

➢	Perform an annual self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined in this Charter.

➢	Ensure that no audit partner of the Company’s auditors earns or receives compensation based on the audit partner’s procuring engagements with the Company to provide products or services other than audit, review, or attest services.

➢	Ensure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Act.

➢	Ensure that no audit partner, for more than seven consecutive years, provides more than ten hours of audit, review, or attest services in connection with the Company’s annual or interim financial statements; or serves as the lead partner for any audit or review related to the annual or interim financial statements of a subsidiary with assets or revenues constituting 20% or more of the Company’s respective consolidated assets or revenues.

➢	Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the audit firm itself, and present the conclusions to the full Board.

➢	Review the Company’s policies and procedures for regular review of the expense accounts of the senior management of the Company.

➢	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

➢	At its discretion, request that management, the independent auditors or the internal auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

➢	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

E. Limitations of Audit Committee’s Roles

While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Amended and Restated: May 13, 2003

SIERRA PACIFIC RESOURCES

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Walter M. Higgins and James R. Donnelley, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of Sierra Pacific Resources that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held May 3, 2004, and at any and all adjournments thereof:

1.  TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS.

For nominees listed below (except as written to the contrary below) ☐	Withhold authority to vote for all nominees ☐

James R. Donnelley Walter M. Higgins John F. O’Reilly

To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided here:

2.  TO APPROVE A RENEWAL OF THE EXECUTIVE LONG-TERM INCENTIVE PLAN.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.  TO ADOPT A SHAREHOLDER PROPOSAL REQUESTING DIRECTORS TO SUBMIT TO SHAREHOLDER APPROVAL AT THE EARLIEST PRACTICABLE TIME ANY DECISION TO MAINTAIN, CONTINUE, OR ADOPT A SHAREHOLDER RIGHTS PLAN.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4.  WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NOS. 1 AND 2

AND AGAINST PROPOSAL NO. 3

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1, FOR THE APPROVAL OF THE RENEWAL OF THE EXECUTIVE LONG-TERM INCENTIVE PLAN IN ITEM 2, AND “AGAINST” THE SHAREHOLDER PROPOSAL IN ITEM 3.

Please sign below exactly as your name appears on this card, including the title “Executor,” “Trustee,” etc., if the same is indicated. When stock is held by a corporation, this proxy should be executed by an authorized officer thereof.

Signature
Dated: , 2004 Please mark, sign, date and return the proxy using the enclosed envelope.	Signature if held jointly